Exhibit 10.1

CORPORATE MEMORANDUM

TO:	Leigh J. Abrams

FROM:	Compensation Committee

SUBJECT:	2007 COMPENSATION

DATE:	November 15, 2006

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This memorandum is to confirm our understanding with respect to your compensation as President and Chief Executive Officer of Drew Industries Incorporated for 2007:

1)	Base Salary	$400,000
2)	Bonus:	2.5% of pre-tax profits in excess of $19,968,000

AGREED:

/s/ James F. Gero
James F. Gero
Chairman, Compensation Committee

/s/ Leigh J. Abrams
Leigh J. Abrams